EX-99.23(h)(12)

                                    AMENDMENT
                                       TO
                            ADMINISTRATION AGREEMENT
                                     BETWEEN
                            JNLNY VARIABLE FUND I LLC
                                       AND
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC


     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company ("Administrator"), and JNLNY VARIABLE FUND I LLC, a Delaware limited liability company ("Fund").

     WHEREAS, the Administrator and the Fund entered into an Administration Agreement dated as of January 31, 2001 ("Agreement"), whereby the Administrator agreed to provide certain administrative services to the investment portfolios of the JNLNY Variable Fund I LLC (each a "Fund");

     WHEREAS, new funds have been added.

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated October 4, 2004, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated October 4, 2004, attached hereto.

     IN WITNESS WHEREOF, the Administrator and the Fund have caused this Amendment to be executed as of this 4th day of October, 2004.

JACKSON NATIONAL ASSET                JNLNY VARIABLE FUND I LLC
MANAGEMENT, LLC


By:                                   By:
     -------------------------------       ------------------------------

Name:   MARK D. NERUD                 Name: ROBERT A. FRITTS
        ----------------------------        -----------------------------

Title:   CHIEF FINANCIAL OFFICER      Title:  PRESIDENT
        ----------------------------          ---------------------------

                                   SCHEDULE A
                              Dated October 4, 2004

JNL/Mellon Capital Management The DowSM 10 Fund
JNL/Mellon Capital Management The S&P(R) 10 Fund
JNL/Mellon Capital Management Global 15 Fund
JNL/Mellon Capital Management 25 Fund
JNL/Mellon Capital Management Select Small-Cap Fund
JNL/Mellon Capital Management Nasdaq(R) 15 Fund
JNL/Mellon Capital Management Value Line(R) 25 Fund

                                   SCHEDULE B
                              Dated October 4, 2004


         FUNDS                                                FEE

JNL/Mellon Capital Management The DowSM 10 Fund               .15%
JNL/Mellon Capital Management The S&P(R)10 Fund               .15%
JNL/Mellon Capital Management Global 15 Fund                  .20%
JNL/Mellon Capital Management 25 Fund                         .15%
JNL/Mellon Capital Management Select Small-Cap Fund           .15%
JNL/Mellon Capital Management Nasdaq(R)15 Fund                .15%
JNL/Mellon Capital Management Value Line(R)25 Fund            .15%